UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 29, 2014

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2014 FairPoint Communications, Inc. (the “Company”) announced an operational reorganization of the Company, pursuant to which Kenneth W. Amburn, Executive Vice President, Operations, will leave the Company on January 26, 2015 following a structured transition. Mr. Amburn’s duties will be undertaken by Steven G. Rush, newly promoted Senior Vice President, Northern New England Operations, who will take on operational leadership of the Company’s northern New England properties, and by Karen D. Turner, newly promoted Senior Vice President of Strategy and Business Support, who will take responsibility for the Telecom Group and Facilities at the Executive Leadership team level. Mr. Rush will be joining Ms. Turner and others on the Executive Leadership Team and will report directly to Chief Executive Officer Paul H. Sunu.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley Linn
	Name:	Shirley Linn
	Title:	Executive Vice President and General Counsel
Date: December 29, 2014